Exhibit 99.1

             Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces First Quarter 2026 Financial Results

San Diego, May 7, 2026 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended March 31, 2026 and reaffirmed financial guidance for the year ending December 31, 2026.

First Quarter 2026 Financial and Strategic Highlights
•Achieved record first quarter pump shipments, sales and gross margin:
◦Shipments of more than 29,000 pumps worldwide, including 19,000 pumps in the United States
◦Sales of $247.2 million worldwide, including $160.8 million in the United States
◦Gross margin of 55%, up 480 basis points compared to first quarter 2025
•Launched pay-as-you-go reimbursement model in the United States pharmacy channel
•Expanded Tandem Mobi connected care ecosystem by adding Android compatibility
•Demonstrated positive free cash flow and further reinforced balance sheet by closing a 0.00% convertible debt offering
“In the first quarter, we delivered on our financial plan while initiating key operational steps to advance our strategic priorities,” said John Sheridan, president and chief executive officer. “Our 2026 goals are firmly in focus, and we are committed to providing innovative, best-in-class diabetes technology to our customers in more efficient and cost-effective ways, while strengthening our global business model and building long-term value for shareholders.”

First Quarter 2026 Financial Results Compared to First Quarter 2025
•Sales: Worldwide sales increased 5% to $247.2 million, compared to $234.4 million. Sales increased 2% in constant currency(1).

Sales in the United States increased 7% to $160.8 million, compared to $150.6 million.

International sales increased 3% to $86.4 million compared to $83.8 million. Sales decreased 5% in constant currency(1).

Shipments in the United States were more than 19,000 pumps. International shipments were more than 10,000 pumps.

•Gross profit: Gross profit was $136.8 million, compared to $118.4 million. Gross margin was 55%, compared to 51%.

Exhibit 99.1
•Operating loss: GAAP and non-GAAP operating loss(2) was $17.4 million, or negative 7% of sales, compared to GAAP operating loss of $120.9 million, or negative 52% of sales and non-GAAP operating loss(2) of $109.7 million or negative 47% of sales, in the first quarter of 2025. The first quarter 2025 included a $75.2 million charge for acquired in-process research and development expenses (“IPR&D”).

•Net income (loss): GAAP and non-GAAP net loss(2) was $20.4 million, compared to GAAP net loss of $130.6 million and non-GAAP net loss(2) of $119.4 million, in the first quarter 2025.

Adjusted EBITDA(2) was $2.7 million, or 1% of sales, compared to negative $79.9 million, or negative 34% of sales.

(1) Constant currency sales growth is a non-GAAP measure that represents the change in sales between current and prior year periods using the exchange rate in effect during the applicable prior year period. The Company presents constant currency growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. The Company uses this non-GAAP measure to evaluate operating results. A reconciliation of constant currency to GAAP sales can be found in Table C “Sales by Geography and Non-GAAP Reconciliation of Constant Currency Sales Growth” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

(2) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

2026 Financial Guidance

For the year ending December 31, 2026, the Company is reaffirming its financial guidance as follows:
•Sales are estimated to be approximately $1.065 billion to $1.085 billion
•United States sales of approximately $730 million to $745 million
•International sales of approximately $335 million to $340 million
•Gross margin is estimated to be approximately 56% to 57% of sales
•Adjusted EBITDA(3) margin is estimated to be approximately 5% to 6% of sales
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $100 million. This includes:
•Approximately $80 million non-cash, stock-based compensation expense
•Approximately $20 million depreciation and amortization expense
For a comprehensive overview of the Company's guidance assumptions for 2026, including pricing and transition assumptions for the adoption of pay-as-you go reimbursement in the United States and the initiation of international direct operations, please see the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at https://investor.tandemdiabetes.com.

(3) Adjusted EBITDA margin is a non-GAAP financial measure. The Company has not reconciled adjusted EBITDA margin outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot reasonably be predicted with the level of precision required, the Company is unable to provide outlook for the comparable GAAP measure (net income (loss) as a percentage of sales). Forward-looking estimates of adjusted EBITDA margin are made in a manner consistent with relevant calculations and assumptions noted herein.

Exhibit 99.1
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they either exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results, or aid in presenting information on a consistent and comparable basis. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, we expect they will be calculated using a consistent method from period to period and, if not, an explanation will be provided. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table C “Sales by Geography and Non-GAAP Reconciliation of Constant Currency Sales Growth” and Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In the first quarter of 2025, the Company included an adjustment for acquired IPR&D expense in its non-GAAP financials. Beginning in the second quarter of 2025, the Company no longer included an adjustment for IPR&D expense in its non-GAAP results to align with views expressed by the staff of the U.S. Securities and Exchange Commission.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register-conf.media-server.com/register/BI870b8c6fdaae4b6d982fb59187bc9470) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ+ advanced hybrid closed-loop technology. Tandem Diabetes Care is headquartered in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Exhibit 99.1
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results, the expected benefits of our multichannel strategy, the anticipated sales growth, and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; foreign currency exchange rates; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process internationally for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(unaudited)
	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and short-term investments	$570,256	$292,666
Accounts receivable, net	140,672	165,491
Inventories	126,400	128,769
Other current assets	49,772	31,217
Total current assets	887,100	618,143

Property and equipment, net	83,250	83,580
Operating lease right-of-use assets	95,740	96,172
Equity method investment	56,486	60,351
Other long-term assets	30,818	22,866
Total assets	$1,153,394	$881,112

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$134,793	$138,488
Operating lease liabilities	20,109	19,472
Deferred revenue	8,954	9,527
Other current liabilities	84,103	75,237
Total current liabilities	247,959	242,724

Convertible senior notes, net - long-term	601,768	310,036
Operating lease liabilities - long-term	112,858	114,967
Deferred revenue - long-term	7,994	8,474
Other long-term liabilities	50,412	49,741
Total liabilities	1,020,991	725,942

Total stockholders’ equity	132,403	155,170
Total liabilities and stockholders’ equity	$1,153,394	$881,112

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended March 31,
	2026	2025
Sales	$247,221	$234,422
Cost of sales	110,433	116,015
Gross profit	136,788	118,407
Operating expenses:
Selling, general and administrative	108,187	113,853
Research and development	46,035	50,215
Acquired in-process research and development expenses	—	75,217
Total operating expenses	154,222	239,285
Operating loss	(17,434)	(120,878)
Total other income (expense), net	(2,443)	(1,211)
Loss before income taxes	(19,877)	(122,089)
Income tax expense	516	8,467
Net loss	$(20,393)	$(130,556)

Net loss per share - basic and diluted	$(0.30)	$(1.97)

Weighted average shares used to compute basic and diluted net loss per share	68,397	66,404

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY AND NON-GAAP RECONCILIATION OF CONSTANT CURRENCY SALES GROWTH
Table C

	(Unaudited)
($'s in thousands)	Three Months Ended March 31,
	2026	2025	% Change	Currency Impact	% Change Constant Currency
United States:
Pump	$77,941	$72,141	8%
Supplies and other	82,902	78,491	6%
Total Sales in the United States	$160,843	$150,632	7%	—%	7%

International:
Pump	$32,485	$29,950	8%
Supplies and other	53,893	53,840	—%
Total International Sales	$86,378	$83,790	3%	8%	(5)%

Total Worldwide Sales(1)	$247,221	$234,422	5%	3%	2%

(1) Constant currency sales growth is a non-GAAP measure that represents the change in sales between current and prior year periods using the exchange rate in effect during the applicable prior year period. The Company presents constant currency growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. The Company uses this non-GAAP measure to evaluate the Company’s operating results.

Exhibit 99.1

TANDEM DIABETES CARE, INC.
RECONCILIATION OF GAAP VERSUS NON-GAAP FINANCIAL RESULTS
Table D
(Unaudited)

($'s in thousands)	Three Months Ended March 31,
	2026	2025
GAAP operating loss	$(17,434)	$(120,878)
Non-recurring facility impairment and restructuring costs(1)	—	11,167
Non-GAAP operating loss	$(17,434)	$(109,711)
GAAP operating margin(2)	(7)%	(52)%
Non-GAAP operating margin(2)	(7)%	(47)%

GAAP net loss	$(20,393)	$(130,556)
Income tax expense	516	8,467
Interest income, interest expense and other, net	2,443	1,211
Depreciation and amortization	4,504	4,311
Stock-based compensation expense	15,660	25,489
Non-recurring facility impairment and restructuring costs(1)	—	11,167
Adjusted EBITDA	$2,730	$(79,911)
Adjusted EBITDA margin(2)	1%	(34)%

GAAP net loss	$(20,393)	$(130,556)
Non-recurring facility impairment and restructuring costs(1)	—	11,167
Non-GAAP net loss	$(20,393)	$(119,389)

GAAP cash provided by (used in) operating activities	$11,054	$(18,278)
Less: capital expenditures	(6,268)	(2,965)
Non-GAAP free cash flow (3)	$4,786	$(21,243)
(1) In the first quarter of 2025, the Company recorded $11.2 million in impairment charges related to its operating lease right-of-use assets, and severance and other restructuring costs associated with the relocation of certain research and development activities.
(2) GAAP margins, including GAAP gross margin and GAAP operating margin, and non-GAAP margins, including non-GAAP operating margin and adjusted EBITDA margin, are calculated using GAAP sales.
(3) Free Cash Flow is a non-GAAP financial measure that we define as cash provided by operating activities less capital expenditures.